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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-8 of our report dated February 8, 1999, on our audits of the consolidated financial statements of General Growth Properties, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 and the financial statement schedule as of December 31, 1998, included in General Growth Properties, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to all references to our firm in this Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
May 28, 1999